UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2006
REPUBLIC PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32699 (Commission File Number)	20-3241867 (IRS Employer Identification Number)

1280 Maryland Avenue, SW Suite 280 Washington, D.C. (Address of principal executive offices)	20024 (Zip Code)
(202) 863-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.
On May 25, 2006, Republic Property Trust (“Trust”) received a facsimile of a notice of termination (the “Notice of Termination”) of the Professional Services Agreement for the City Center Project, as amended from time to time, between the West Palm Beach Community Redevelopment Agency (“CRA”) and Republic WPB LLC, a subsidiary of the Trust’s indirectly owned taxable REIT subsidiary (the “Agreement”). The Agreement, including its amendments, was previously filed with the Securities and Exchange Commission on May 12, 2006 as Exhibits 10.1, 10.2 and 10.3 to the Quarterly Report on Form 10-Q for the period ended March 31, 2006.
As previously disclosed in the Trust’s final prospectus filed in connection with its initial public offering, which disclosure was supplemented by the disclosure provided in the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2006, under the Agreement, Republic WPB LLC was providing fee-based development services to the City of West Palm Beach, Florida to design, develop and construct an urban mixed-use development known as City Center. The City Center is projected to comprise, among other things, a 130,000 square foot city hall, an 85,000 square foot library and 35,000 square foot photographic center and museum.
The Notice of Termination was not delivered pursuant to the terms of the Agreement. In addition, the Trust, on May 31, 2006, delivered a written letter to the CRA rejecting the CRA’s basis for terminating the Agreement and indicating that the CRA will be in breach of the Agreement if it treats the Agreement as terminated. The Trust intends to vigorously defend its position.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC PROPERTY TRUST
Date: June 1, 2006	By:	/s/ Gary R. Siegel
By: Gary R. Siegel
		Title:	Chief Operating Officer